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                                                                   EXHIBIT 10.38

                               LC CREDIT AGREEMENT

                           DATED AS OF MARCH 24, 2003


                                      AMONG


                               MIDWAY GAMES INC.,


                             BANK OF AMERICA, N.A.,

                                    AS AGENT,

                                       AND

                          LETTER OF CREDIT ISSUING BANK


                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS..................................................................................1

     1.1.    Certain Defined Terms..........................................................................1

     1.2.    Other Interpretive Provisions..................................................................5

ARTICLE II     COMMITMENT...................................................................................6

     2.1.    Amount of Commitment...........................................................................6

     2.2.    Voluntary Termination or Reduction of Commitments..............................................6

ARTICLE III    LETTERS OF CREDIT............................................................................7

     3.1.    Letters of Credit..............................................................................7

     3.2.    Issuance, Amendment and Renewal of Letters of Credit...........................................7

     3.3.    Existing Letters of Credit; Risk Participations, Drawings and Reimbursements...................9

     3.4.    Repayment of Participations...................................................................11

     3.5.    Role of the Issuing Bank......................................................................12

     3.6.    Obligations Absolute..........................................................................12

     3.7.    Cash Collateral Pledge........................................................................13

     3.8.    Letter of Credit Fees.........................................................................13

     3.9.    Uniform Customs and Practice..................................................................14

     3.10.   Guaranty of the Company.......................................................................14

     3.11.   Payments by the Company.......................................................................14

ARTICLE IV     TAXES, YIELD PROTECTION AND ILLEGALITY......................................................14

     4.1.    Taxes.........................................................................................14

     4.2.    Increased Costs and Reduction of Return.......................................................15

     4.3.    Certificates of Banks.........................................................................16

     4.4.    Survival......................................................................................16

ARTICLE V      CONDITIONS PRECEDENT........................................................................16

     5.1.    Conditions of Initial Credit Extensions.......................................................16

     5.2.    Conditions to All Credit Extensions...........................................................17

ARTICLE VI     REPRESENTATIONS AND WARRANTIES..............................................................18

     6.1.    Corporate Existence and Power.................................................................18

     6.2.    Corporate Authorization; No Contravention.....................................................18

     6.3.    Governmental Authorization....................................................................18

     6.4.    Binding Effect................................................................................19
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     6.5.    No Default....................................................................................19

     6.7.    Restated Credit Agreement.....................................................................19

ARTICLE VII    AFFIRMATIVE COVENANTS.......................................................................19

     7.1.    Incorporation of Restated Credit Agreement....................................................19

     7.2.    Ratification Resolutions......................................................................19

ARTICLE VIII   NEGATIVE AND FINANCIAL COVENANTS............................................................20

     8.1.    Incorporation of Restated Credit Agreement....................................................20

     8.2.    Use of Proceeds...............................................................................20

ARTICLE IX     EVENTS OF DEFAULT...........................................................................20

     9.1.    Event of Default..............................................................................20

     9.2.    Remedies......................................................................................22

     9.3.    Rights Not Exclusive..........................................................................22

ARTICLE X      THE AGENT...................................................................................23

     10.1.   Appointment and Authorization; "Agent"........................................................23

     10.2.   Delegation of Duties..........................................................................23

     10.3.   Liability of Agent............................................................................23

     10.4.   Reliance by Agent.............................................................................24

     10.5.   Notice of Default.............................................................................24

     10.6.   Credit Decision...............................................................................24

     10.7.   Indemnification of Agent......................................................................25

     10.8.   Agent in Individual Capacity..................................................................25

     10.9.   Successor Agent...............................................................................26

     10.10.  Withholding Tax...............................................................................26

ARTICLE XI     MISCELLANEOUS...............................................................................27

     11.1.   Amendments and Waivers........................................................................27

     11.2.   Notices.......................................................................................28

     11.3.   No Waiver; Cumulative Remedies................................................................29

     11.4.   Costs and Expenses............................................................................29

     11.5.   Company Indemnification.......................................................................30

     11.6.   Payments Set Aside............................................................................30

     11.7.   Successors and Assigns........................................................................30

     11.8.   Assignments, Participations, etc..............................................................30
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     11.9.   Confidentiality...............................................................................32

     11.10.  Set-off.......................................................................................32

     11.11.  Automatic Debits of Fees......................................................................32

     11.12.  Notification of Addresses, Lending Offices, Etc...............................................33

     11.13.  Counterparts..................................................................................33

     11.14.  Severability..................................................................................33

     11.15.  No Third Parties Benefited....................................................................33

     11.16.  Governing Law and Jurisdiction................................................................33

     11.17.  Waiver of Jury Trial..........................................................................34

     11.18.  Entire Agreement..............................................................................34
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SCHEDULES

Schedule I      Prorata Shares of Commitment
Schedule 3.3    Existing Letters of Credit
Schedule 11.2   Notices

EXHIBITS

Exhibit A       Form of Assignment and Acceptance
Exhibit B       LC Account Agreement
Exhibit C       L/C Control Agreement
Exhibit D       Form of Opinion

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                               LC CREDIT AGREEMENT

     This LC CREDIT AGREEMENT (this "Agreement") is entered into as of March 24, 2003, among MIDWAY GAMES INC., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), and Bank of America, N.A., as letter of credit issuing bank and as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving letter of credit facility upon the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. CERTAIN DEFINED TERMS. Capitalized terms used herein shall have the meanings set forth in this Section 1.1. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement referred to below:

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "AGENT" means Bank of America in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

     "AGENT-RELATED PERSONS" means Bank of America and any successor agent arising under Section 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees and attorneys-in-fact of such Persons and Affiliates.

     "AGENT'S PAYMENT OFFICE" means the address for payments set forth on
Schedule 11.2 to this Agreement or such other address in the United States as the Agent may from time to time specify.

     "AGREEMENT" means this LC Credit Agreement.

     "APPLICABLE TIME" means local time to the Agent's Payment Office.

     "ARRANGER" means Banc of America Securities LLC.

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     "ASSIGNEE" has the meaning specified in subsection 11.8(a).

     "BANK" has the meaning specified in the introductory clause hereto.

     "BASE RATE" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its "prime rate." Such rate is a rate set by the Agent based upon various factors including the Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in the state in which Agent's Payment Office is located.

     "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or blocked deposit account balances or other Collateral (as such term in defined in the L/C Account Agreement), such collateral to be in form and substance satisfactory to the Agent.

     "CLOSING DATE" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by the Banks.

     "COLLATERAL" means all collateral furnished pursuant to the L/C Account Agreement.

     "COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit in an aggregate amount not to exceed $15,000,000 (such participation by each Bank to be pro rata in accordance with its Pro Rata Share). For purposes of the Commitment, any Letter of Credit issued in Euros shall be measured at the Dollar equivalent thereof.

     "COMPANY" is defined in the preamble.

     "CREDIT EXTENSION" means and includes the Issuance of any Letter of Credit hereunder.

     "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

     "EFFECTIVE AMOUNT" means with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid

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drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 9.1.

     "EXISTING LETTERS OF CREDIT" means the letters of credit described in
Schedule 3.3.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "HONOR DATE" has the meaning specified in subsection 3.3(c).

     "ISSUANCE DATE" has the meaning specified in subsection 3.1(a).

     "ISSUE" means, with respect to any Letter of Credit, to incorporate the Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

     "ISSUING BANK" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9.

     "L/C ACCOUNT AGREEMENT" means the LC Account Agreement substantially in the form of Exhibit B hereto.

     "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C APPLICATION" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C BANKS" means the banks from time to time party to this Agreement.

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     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed pursuant to subsection 3.3(c) hereof.

     "L/C CONTROL AGREEMENT" shall mean an agreement substantially in the form of Exhibit C hereto.

     "L/C DOCUMENTS" means this Agreement, the L/C Account Agreement, the L/C Control Agreement, the L/C-Related Documents, and all other documents delivered to the Banks in connection herewith.

     "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

     "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications, and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "L/C TERMINATION DATE" means the earlier to occur of: (a) February 15, 2004 and (b) the date on which the Commitment terminates in accordance with the provisions of this Agreement.

     "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.2 to this Agreement, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

     "LETTERS OF CREDIT" means the Existing Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article II.

     "MAJORITY BANKS" means at any time at least two Banks then holding in excess of 85% of the Commitment.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any L/C Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any L/C Document.

     "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any L/C Document owing by the Company or any Subsidiary to any Bank, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising. Obligations shall include, without limitation, the L/C Obligations.

     "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made

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hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other L/C Documents.

     "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "PRO RATA SHARE" means, as to any Bank at any time, the percentage set forth opposite such Bank's name on Schedule I to this Agreement, as the same may be adjusted pursuant to one or more assignments pursuant to Section 11.8.

     "REQUIRED BANKS" means all Banks.

     "RESTATED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of March 24, 2003, among the Company, various financial institutions, and Bank of America, N.A., as Agent, as the same may be further amended or modified from time to time with the consent of the Banks, it being understood that any such amendment or modification not so consented to by the Banks shall be disregarded for purposes of this Agreement.

     1.2. OTHER INTERPRETIVE PROVISIONS.

     (1) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (2) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (3) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (4) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any L/C Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (5) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

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     (6) This Agreement and the other L/C Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

                                   ARTICLE II

                                   COMMITMENT

     2.1. AMOUNT OF COMMITMENT. On the terms and conditions set forth herein,

     (a) the Issuing Bank agrees, (i) from time to time on any Business Day during the period from the Closing Date to the L/C Termination Date to issue Letters of Credit for the account of the Company and/or, subject to Section 3.10 and subject to the Agent receiving such documentation in form and substance satisfactory to it, for the joint and several account of the Company and the Domestic Subsidiaries parties to such documentation (the Company and each such Domestic Subsidiary are referred to herein individually as an "ACCOUNT PARTY" and collectively as the "ACCOUNT PARTIES"), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (ii) to honor drafts under the Letters of Credit; and

     (b) the Banks severally agree to participate in Letters of Credit Issued for the account of the Account Parties;

provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (i) the Effective Amount of all L/C Obligations exceeds the Commitment or (ii) the participation of any Bank in the Effective Amount of all L/C Obligations exceeds such Bank's Pro Rata Share of the Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Account Parties' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Account Parties may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired, been terminated or which have been drawn upon and reimbursed.

     2.2. VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitment, or permanently reduce the Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $500,000 in excess thereof; UNLESS, after giving effect thereto, the Effective Amount of all L/C Obligations would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section 2.2, the Commitment may not be increased. Any reduction of the Commitment shall be applied to each Bank according to its Pro Rata Share. All accrued letter of credit fees to, but not including, the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

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                                   ARTICLE III

                                LETTERS OF CREDIT

     3.1. Letters of Credit

     (a) The Issuing Bank shall issue Letters of Credit subject to Section 2.1 and the other provisions of this Agreement.

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank has received written notice from any Bank, the Agent or the applicable Account Party, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is more than 360 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

          (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

          (vii) such Letter of Credit is denominated in a currency other than Dollars or Euros.

     3.2. ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT

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     (a) Each Letter of Credit shall be issued upon the irrevocable written request of the applicable Account Party received by the Issuing Bank (with a copy sent by the Account Party to the Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

     (b) At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the applicable Account Party and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 2.1 as a result of the limitations set forth therein; or (B) that one or more conditions specified in
Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Account Parties in accordance with the Issuing Bank's usual and customary business practices.

     (c) From time to time while a Letter of Credit is outstanding and prior to the L/C Termination Date, the Issuing Bank will, upon the written request of the applicable Account Parties received by the Issuing Bank (with a copy sent by the applicable Account Party to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

     (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the L/C Termination Date, at the option of the applicable Account Party and upon the written request of the applicable Account Party received by the Issuing Bank (with a copy

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sent by the applicable Account Party to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Account Party but the Issuing Bank shall not have received any L/C Amendment Application from an applicable Account Party with respect to such renewal or other written direction by the applicable Account Party with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the applicable Account Party and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the applicable Account Party requesting such renewal. Any renewal of any Letter of Credit shall be subject to and in compliance with Section 3.1(b)(iii).

     (e) Subject to the provisions of subsection 3.1(b)(iii), the Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the L/C Termination Date.

     (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.3. EXISTING LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

     (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other L/C Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

     (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

     (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the applicable Account Party, which notification will, in any event, be received by the applicable Account Party on the same Business Day any such request is received by the Issuing Bank before 4 p.m. and on the next Business Day, if such request is received after 4 p.m. The applicable Account Party shall reimburse the Issuing Bank prior to 10:30 a.m. (Applicable Time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the applicable Account Party fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:30 a.m. (Applicable Time) on the Honor Date, the Issuing Bank will direct the Agent to liquidate (and the Agent shall and is hereby authorized to liquidate) Collateral in an amount sufficient to reimburse in full the Issuing Bank for the amount of such drawing and any related amounts. Upon such liquidation, the Agent shall pay to the Issuing Bank the amount so liquidated. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (d) To the extent that the Issuing Bank is not fully reimbursed for a drawing pursuant to Section 3.3(c), it shall so notify the Agent and the Agent shall promptly so notify each Bank. Upon such notice, each Bank not so reimbursed to the Issuing Bank make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing not so reimbursed to the Issuing Bank. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the unreimbursed drawing by no later than 12:00 noon (Applicable Time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any

Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

     (e) With respect to any unreimbursed drawing that is not fully reimbursed by the Company pursuant to Section 3.3(c), the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 4% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

     (f) Each Bank's obligation in accordance with this Agreement to make the L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Account Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     3.4. REPAYMENT OF PARTICIPATIONS.

     (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the applicable Account Party
(i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation therein pursuant to Section 3.3 or
(ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

     (b) If the Agent or the Issuing Bank is required at any time to return to the applicable Account Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company or the other applicable Account Party to the Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5. ROLE OF THE ISSUING BANK.

     (a) Each Bank, the Company and the other Account Parties agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, document and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy (other than conformity with the draw requirements of such Letter of Credit) of any such document or the authority of the Person executing or delivering any such document.

     (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

     (c) The Company and the other Account Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's or any other Account Party's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
(vii) of Section 2.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Company or the other Account Parties may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company or the other Account Parties, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company or the other Account Parties which were caused by the Issuing Bank's willful misconduct or gross negligence (which shall include payment against non-conforming draw request documentation) or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, documents and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6. OBLIGATIONS ABSOLUTE. The obligations of each Account Party under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.7. CASH COLLATERAL PLEDGE. Pursuant to the L/C Account Agreement, the Company shall cause all L/C Obligations to be at all times Cash Collateralized in an amount equal to or greater than such L/C Obligations.

     3.8. LETTER OF CREDIT FEES.

     (a) The Company shall pay to the Agent for the ratable account of each of the Banks a letter of credit fee with respect to the Letters of Credit, such fee to be equal to (i) in the case of each standby Letter of Credit, 3.00% per annum on the average daily maximum amount available to be drawn on such standby Letter of Credit, and (ii) in the case of each commercial or trade Letter of Credit, 0.30% per annum on the average daily maximum amount available to be drawn on such commercial or trade Letter of Credit. Such fees shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter, as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the

Closing Date, through the L/C Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the L/C Termination Date (or such later expiration date).

     (b) [Reserved].

     (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.9. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     3.10. GUARANTY OF THE COMPANY. The Company hereby unconditionally guaranties all L/C Obligations of all Account Parties and agrees to pay or cause each Account Party to pay to the Issuing Bank when due all L/C Obligations of such Account Party.

     3.11. PAYMENTS BY THE COMPANY.

     (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars (in the case of a Letter of Credit issued in Euros, each reimbursement by any Credit Party shall be in the Dollar equivalent of the amount of a draw in Euros) and in immediately available funds, no later than 12:00 p.m. (Applicable Time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 p.m. (Applicable Time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (b) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1. TAXES

     (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other L/C Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

     (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings;

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies in good faith as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

     (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies in good faith as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

     (2) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

     (3) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2. INCREASED COSTS AND REDUCTION OF RETURN.

     (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.3. CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) within six months of the date on which such Bank becomes entitled to claim such reimbursement or compensation a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.4. SURVIVAL. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.1. CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of any Bank to make an initial Credit Extension under this Agreement is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

     (a) L/C DOCUMENTS. This Agreement, and the L/C Account Agreement and the L/C Control Agreement executed by the Company (and in the case of this Agreement, the Domestic Subsidiaries);

     (b) RESOLUTIONS; INCUMBENCY. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other L/C Documents to be delivered by the Company hereunder;

     (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:
(i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date and certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of Delaware and Illinois as of a recent date;

     (d) LEGAL OPINIONS. An opinion of Deborah Fulton, general counsel to the Company and addressed to the Bank, substantially in the form of EXHIBIT C;

     (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date;

     (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article IV are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the Credit Extension; and (iii) there has occurred since December 31, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (g) CLOSING OF RESTATED CREDIT AGREEMENT. Evidence satisfactory to the Agent and the Banks that the Restatement Closing Date under and as defined in the Restated Credit Agreement has occurred; and

     (h) OTHER DOCUMENTS. Such other approvals, opinions, documents (including UCC statements) or materials as the Agent or any Bank may request.

     5.2. CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Issuance Date:

     (a) NOTICE, APPLICATION. The Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

     (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article VI shall be true and correct on and as of such Issuance Date with the same effect as if made on and as of such Issuance Date;

     (c) The Agent shall be fully Cash Collateralized pursuant to Section 3.7;

     (d) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Issuance; and

     (e) since the Closing Date, the Company has neither repurchased nor elected to repurchase any shares of its capital stock.

Each L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Issuance Date, that the conditions in this Section 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     6.1. CORPORATE EXISTENCE AND POWER. The Company and each of its
Subsidiaries:

     (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the L/C Documents;

     (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

     (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.2. CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other L/C Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

     (1) contravene the terms of any of that Person's Organization Documents;

     (2) conflict with or result in any breach or contravention of, or the creation of any Lien under (except Liens under the L/C Documents), any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

     (3) violate any Requirement of Law.

     6.3. GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the

Company or any of its Subsidiaries of the Agreement or any other L/C Document to which each is a party.

     6.4. BINDING EFFECT. This Agreement and each other L/C Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5. NO DEFAULT. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under
Section 9.1.

     6.6. COLLATERAL. The Agent has a valid first perfected security interest in all Collateral furnished pursuant to the L/C Account Agreement.

     6.7. RESTATED CREDIT AGREEMENT. The representations in Section 6.5 through
6.18 of the Restated Credit Agreement are true and correct as of the date hereof as though made as of the date hereof.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

     7.1. INCORPORATION OF RESTATED CREDIT AGREEMENT. The Company will duly and punctually comply with and perform each of the covenants set forth in Article VII (exclusive of Sections 7.11, 7.12, 7.13, 7.14, 7.15 and 7.16) of the Restated Credit Agreement with the same effect as if such covenants were incorporated and contained in this Agreement; it being understood that (i) for this purpose the Agent and each Bank hereunder may exercise rights thereunder as if it were the Agent or a Bank thereunder, as the case may be, and (ii) any amendment, waiver, termination or other modification of the Restated Credit Agreement which arises after the date hereof and which has not been consented to by each Bank shall be disregarded for purposes of this Agreement.

     7.2. RATIFICATION RESOLUTIONS. On or prior to June 12, 2003, the Company shall furnish to the Agent certified resolutions of its Board of Directors ratifying the transactions contemplated hereunder.

                                  ARTICLE VIII

                        NEGATIVE AND FINANCIAL COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

     8.1. INCORPORATION OF RESTATED CREDIT AGREEMENT. The Company will duly and punctually comply with and perform each of the covenants set forth in Articles VIII and IX, inclusive, of the Restated Credit Agreement with the same effect as if such covenants were incorporated and contained in this Agreement; it being understood that (i) for this purpose the Agent and each Bank hereunder may exercise rights thereunder as if it were the Agent or a Bank thereunder, as the case may be, and (ii) any amendment, waiver, termination or other modification of the Restated Credit Agreement which arises after the date hereof and which has not been consented to by the Banks shall be disregarded for purposes of this Agreement.

     8.2. USE OF PROCEEDS. The Company will not, and will not permit any Subsidiary to, use any portion of any Letter of Credit, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.1. EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

     (a) NON-PAYMENT. The Company fails to pay within one Business Day after the same becomes due, any L/C Obligation; or

     (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other L/C Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other L/C Document, is incorrect in any material respect on or as of the date made or deemed made; or

     (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 7.1, 7.2, 7.3 or in Article VIII or IX of the Restated Credit Agreement as incorporated herein (and in the case of Sections 7.1, 7.2 or 7.3 such default shall continue unremedied for 15 days); or

     (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other L/C Document, and such default shall continue unremedied for a period of 30 days after the earlier of
(i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by any Bank; or

     (e) INDEBTEDNESS OR CONTINGENT OBLIGATION. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

     (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

     (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

     (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

     (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

     (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (k) CHANGE OF CONTROL. There occurs any Change of Control; or

     (l) RESTATED CREDIT AGREEMENT. An Event of Default shall occur and be continuing under the Restated Credit Agreement; or

     (m) CASH COLLATERAL. the L/C Obligations shall be Cash Collateralized in an amount less than the aggregate L/C Obligations.

     9.2. REMEDIES. If any Event of Default occurs, the Agent shall, at the request of the Majority Banks (or may, with the consent of the Majority Banks):

     (a) declare any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such obligation shall be terminated;

     (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare all L/C Obligations and all other amounts owing or payable hereunder or under any other L/C Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the L/C Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and all amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank

     9.3. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other L/C Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                    THE AGENT

     10.1. APPOINTMENT AND AUTHORIZATION; "AGENT".

     (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other L/C Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other L/C Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other L/C Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other L/C Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other L/C Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3. LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other L/C Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other L/C

Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other L/C Document, or the validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement or any other L/C Document, or for any failure of the Company or any other party to any L/C Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other L/C Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.4. RELIANCE BY AGENT.

     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other L/C Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other L/C Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     (b) For purposes of determining compliance with the conditions specified in
Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.6. CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other L/C Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.7. INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), Pro Rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other L/C Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.8. AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks including, without limitation, pursuant to the Restated Credit Agreement. In furtherance of the foregoing, Bank of America shall be entitled to amend or modify any agreements evidencing any of the foregoing transactions or take any action or refrain from acting under any such agreements without the consent of the Agent, the Issuing Bank or any Bank. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to Obligations held by it, Bank of America shall have the same rights and powers under this Agreement as any other

Bank and may exercise the same as though it were not the Agent or the Issuing Bank. Each of the Banks shall cooperate in sharing information regarding the Company or its Affiliates.

     10.9. SUCCESSOR AGENT. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks (which successor agent shall be subject to the approval of the Company if no Default or Event of Default then exists, provided that such approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at the request of the Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     10.10. WITHHOLDING TAX.

     (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN or W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8BEN or W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

          (iii) such other form or forms (including, without limitation, Form W-8 or W-9) as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8ECI and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN or W-8ECI as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8BEN or W8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other L/C Document, and no consent with respect to any departure by the

Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

          (i) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2);

          (ii) postpone or delay any date fixed by this Agreement or any other L/C Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other L/C Document;

          (iii) reduce the principal of, or the rate of interest specified herein on any Obligation, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other L/C Document;

          (iv) change the Pro Rata percentage of the Commitment which is required for the Banks or any of them to take any action hereunder;

          (v) amend this Section or any provision herein providing for consent or other action by all Banks; or

          (vi) release any Collateral.

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other L/C Document.

     11.2. NOTICES.

     (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2 to this Agreement, and (ii) shall be followed promptly by delivery of a hard copy original thereof) to the address or facsimile number specified for notices on SCHEDULE 11.2 to this Agreement; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article III or IX to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2 to this Agreement.

     (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.4. COSTS AND EXPENSES. The Company shall:

     (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing
Bank) within five Business Days after demand (subject to subsection 5.1(e)) for all reasonably costs and expenses incurred by Bank of America (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any L/C Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent and Issuing Bank) with respect thereto; and

     (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.1(e)) for all reasonably costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other L/C Document during the existence of an Event of Default.

     11.5. COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any L/C Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.6. PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

     11.7. SUCCESSORS AND ASSIGNS. Subject to Section 11.8, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.8. ASSIGNMENTS, PARTICIPATIONS, etc.

     (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT A ("ASSIGNMENT AND ACCEPTANCE"); and (iii) the Agent and, if applicable, the Company shall have consented thereto. Bank of America hereby agrees that, as long as it is the Agent and LaSalle Bank National Association is a Bank hereunder, after giving effect to any assignment of its rights and obligations under this SECTION, Bank of America's Commitment as a Bank will not be less than the Commitment of any other Bank.

     (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the L/C Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other L/C Documents have been assigned by it and assumed by the Assignees pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the L/C Documents.

     (c) [Reserved].

     (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any L/C Obligations, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other L/C Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other L/C Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other L/C Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1 and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Obligations held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.9. CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other L/C Document, and neither it nor any of its Affiliates shall use any such information OTHER than in connection with or in enforcement of this Agreement and the other L/C Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other L/C Document; (F) to such Bank's independent auditors and other professional advisors, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     11.10. SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the L/C Obligations have been accelerated, each Bank is authorized at any time and from time to time (but only after the Agent shall have initially resorted to the Collateral under the L/C Account Agreement), without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any L/C Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11. AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, the Arranger, Bank of America under the L/C Documents, the Company hereby irrevocably authorizes Bank of America to debit the deposit account of the Company with Bank of America, number 8666302112, in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.12. NOTIFICATION OF ADDRESSES, LENDING OFFICES, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.13. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.14. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.15. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other L/C Documents.

     11.16. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT, THE BANKS AND THE COMPANY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER L/C DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     11.17. WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER L/C DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER L/C DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER L/C DOCUMENTS.

     11.18. ENTIRE AGREEMENT. This Agreement, together with the other L/C Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

MIDWAY GAMES INC.


By:   /s/ Thomas E. Powell
    ---------------------------------------
     Thomas E. Powell
     Executive Vice President - Finance,
     Treasurer and Chief Financial Officer

BANK OF AMERICA N.A.,
as Agent


By:      /s/ David A. Johanson
   ----------------------------------------
         David A. Johanson
Title:   Vice President
      -------------------------------------


BANK OF AMERICA N.A., as a Bank


By:      /s/ Brian Ruddy
   ----------------------------------------
         Brian Ruddy
Title:   Vice President
      -------------------------------------

LASALLE NATIONAL BANK ASSOCIATION, as a Bank*


By       /s/ Daniel Sullivan
  -----------------------------------------
Title    Vice President
     --------------------------------------


----------
* By Assignment dated November 15, 2000.

                          ACKNOWLEDGEMENT AND AGREEMENT

     Each of the undersigned hereby agrees to the foregoing Agreement and to be bound thereby.

                                    MIDWAY INTERACTIVE INC.


                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

                                    MIDWAY HOME ENTERTAINMENT INC.


                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

                                    MIDWAY GAMES WEST INC.


                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

                                    MIDWAY AMUSEMENT GAMES, LLC


                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

                                    MIDWAY SALES COMPANY, LLC


                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

                                    MIDWAY HOME STUDIOS INC.

                                    By:     /s/ Thomas E. Powell
                                       -----------------------------------------
                                    Print Name: Thomas E. Powell
                                    Title: Executive Vice President - Finance,
                                           Treasurer and Chief Financial Officer

LIST OF SCHEDULES

Schedule 1    Prorata Shares of Total Commitment
Schedule 3.3  Existing Letters of Credit
Schedule 11.2 Notices

LIST OF EXHIBITS

Exhibit A     Form of Assignment and Acceptance Agreement
Exhibit B     Form of LC Account Agreement
Exhibit C     Form of L/C Control Agreement
Exhibit D     Form of Opinion of Counsel